UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2011
(Date of earliest event reported)

Wabash National Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana	47905	765-771-5310
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2011, Wabash National Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company and certain of its subsidiaries identified on the signature page thereto (the “Borrowers”), Wells Fargo Capital Finance, LLC, as joint lead arranger, joint bookrunner and administrative agent (the “Agent”), and RBS Citizens Business Capital, a division of RBS Citizens, N.A., as joint lead arranger, joint bookrunner and syndication agent, and the other lenders named therein.  The Credit Agreement is guaranteed by certain subsidiaries of the Company (the “Guarantors”) and is secured by a first priority security interest on substantially all of the assets of the Borrowers and Guarantors.  The Credit Agreement has a scheduled maturity date of June 28, 2016.

The Credit Agreement replaces the Company’s existing $100 million revolving credit facility.  Accordingly, concurrent with the closing of the Credit Agreement, the Third Amended and Restated Loan and Security Agreement (the “Existing Facility”), entered into on July 17, 2009 by and among the Company and certain of its subsidiaries identified on the signature page thereto, Bank of America, N.A., as a lender and as agent, and the other lenders parties thereto, as subsequently amended, was terminated.  The Company did not incur any early termination penalties in connection with the termination of the Existing Facility.

Under the Credit Agreement, the Company has a $150 million revolving credit facility (the “Revolver”).  The Company has the option to increase the total commitment under the Revolver to $200 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Credit Agreement, to provide such increased amounts.  Availability under the Revolver will be based upon monthly (or more frequent under certain circumstances) borrowing base valuations of the Borrowers’ inventory, accounts receivable, equipment and real property and will be reduced by certain reserves in effect from time to time.  A portion of the borrowings under the Revolver not in excess of $15 million will be available for the issuance of letters of credit.  Another portion of the borrowings under the Revolver not in excess of $10 million may be utilized for swingline loans.  Outstanding borrowings under the Revolver will bear interest at a rate, at the Borrowers’ election, equal to (i) LIBOR plus a margin ranging from 2.00% to 2.50% or (ii) a base rate plus a margin ranging from 1.00% to 1.50%, in each case depending upon the average daily unused availability under the Revolver.  Upon effectiveness, the Borrowers are required to pay a monthly unused line fee equal to 0.375% times the average daily unused availability along with other customary fees and expenses of the Agent and the lenders.

The Credit Agreement contains customary covenants limiting the ability of the Company and certain of its affiliates to, among other things, pay cash dividends, incur debt or liens, redeem or repurchase stock, enter into transactions with affiliates, merge, dissolve, pay off subordinated indebtedness, make investments and dispose of assets.  In addition, the Company will be required to maintain a minimum fixed charge coverage ratio of 1.1 to 1.0 as of the end of any period of 12 fiscal months when availability under the Revolver is less than 12.5% of the total revolving commitment.

If availability under the Revolver is less than 15% of the total revolving commitment or if there exists an event of default, amounts in any of the Borrowers’ and the Guarantors’ deposit accounts (other than certain excluded accounts) will be transferred daily into a blocked account held by the Agent and applied  to reduce the outstanding amounts under the Revolver.

If the covenants under the Credit Agreement are breached, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding and foreclose on the collateral.  Other customary events of default in the Credit Agreement, include, without limitation, failure to pay obligations when due, initiation of insolvency proceedings, defaults on certain other indebtedness, the incurrence of certain judgments that are not stayed, satisfied, bonded or discharged within 30 days.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As disclosed above under Item 1.01, in connection with entering into the Credit Agreement, the Existing Facility terminated effective June 28, 2011.  The information contained in Item 1.01 is incorporated in this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed above under Item 1.01, the Company entered into the Credit Agreement on June 28, 2011.  The information contained in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on June 23, 2011, with respect to the Credit Agreement, which is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1+
Credit Agreement, dated June 28, 2011, by and among Wabash National Corporation and certain of its subsidiaries identified on the signature page thereto, Wells Fargo Capital Finance, LLC, as joint lead arranger, joint bookrunner and administrative agent, and RBS Citizens Business Capital, a division of RBS Citizens, N.A., as joint lead arranger, joint bookrunner and syndication agent and the other lenders and agents named therein.

Exhibit 99.1	Press Release dated June 23, 2011.

+            Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed with the Commission pursuant to our application for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: June 28, 2011	By:
Mark J. Weber
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1+
Credit Agreement, dated June 28, 2011, by and among Wabash National Corporation and certain of its subsidiaries identified on the signature page thereto, Wells Fargo Capital Finance, LLC, as joint lead arranger, joint bookrunner and administrative agent, and RBS Citizens Business Capital, a division of RBS Citizens, N.A., as joint lead arranger, joint bookrunner and syndication agent and the other lenders and agents named therein.

Exhibit 99.1	Press Release dated June 23, 2011.

+
Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed with the Commission pursuant to our application for confidential treatment.